RUBY TUESDAY, INC.

_________________

FIRST AMENDMENT
Dated as of October 1, 2003

to

NOTE PURCHASE AGREEMENT
Dated as of April 1, 2003

_________________

Re:         $85,000,000 4.69% Senior Notes, Series A, due April 1, 2010
             $60,000,000 5.42% Senior Notes, Series B, due April 1, 2013

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

        THIS FIRST AMENDMENT dated as of October 1, 2003 (the or this “First Amendment”) to that certain Note Purchase Agreement dated as of April 1, 2003 is between RUBY TUESDAY, INC., a Georgia corporation (the “Company”), and each of the institutional investors listed on the signature pages hereto (collectively, the “Noteholders”):

RECITALS:

    A.        The Company and each of the Noteholders have heretofore entered into that certain Note Purchase Agreement dated as of April 1, 2003 (the “Note Purchase Agreement”). The Company has heretofore issued (i) $85,000,000 aggregate principal amount of its 4.69% Senior Notes, Series A, due April 1, 2010 (the “Series A Notes”) and (ii) $65,000,000 aggregate principal amount of its 5.42% Senior Notes, Series B, due April 1, 2013 (the “Series B Notes”; said Series B Notes together with the Series A Notes are hereinafter collectively referred to as the “Notes”) pursuant to the Note Purchase Agreement. The Noteholders are the holders of 100% of the outstanding principal amount of the Notes.

    B.        The Company and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

    C.        Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

    D.        All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

        Now, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this First Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1. AMENDMENTS.

1.1.     Section 7.1 of the Note Purchase Agreement shall be and is hereby amended by redesignating clauses (c) through (h), inclusive, to be (d) through (i), inclusive, and adding a new clause (c) which shall read as follows:

    “(c)        Consolidating Statements relating to Required Consolidation — commencing with the Company’s first fiscal quarter for which the Company is required, and continuing for so long as the Company is required, pursuant to FASB Interpretation 46 (“FIN 46”) or any other authoritative accounting guidance (collectively, “Authoritative Guidance”), to consolidate its Franchise Partners or any other less than 100% owned entity not previously required, under GAAP as in effect on December 31, 2002, to be so consolidated (collectively, the “Consolidated Entities”), each set of financial statements delivered pursuant to paragraphs (a) and (b) above shall be accompanied by unaudited financial statements of the character and for the dates and periods as in said paragraphs (a) and (b) covering each of the following:

(i)	the Company and its Subsidiaries on a consolidated basis, before giving effect to any consolidation of the Consolidated Entities;

(ii)	the Consolidated Entities on a consolidated basis; and

(iii)

consolidating statements reflecting eliminations or adjustments required in order to reconcile the consolidated statements referred to in subclauses (i) and (ii) above with the consolidated financial statements of the Company and its Subsidiaries delivered pursuant to paragraphs (a) and (b) above, setting forth in each case (commencing, in the case of the consolidation of any Consolidated Entity pursuant to Authoritative Guidance, with the Company’s fiscal quarter that is four fiscal quarters following such consolidation) in comparative form the figures for the corresponding periods in the previous fiscal year.”

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

2.1.

To induce the Noteholders to execute and deliver this First Amendment (which representations shall survive the execution and delivery of this First Amendment), the Company represents and warrants to the Noteholders that:

(a)

this First Amendment has been duly authorized, executed and delivered by it and this First Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b)

the Note Purchase Agreement, as amended by this First Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c)

the execution, delivery and performance by the Company of this First Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

(d)	as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing; and

(e)

all the representations and warranties contained in Section 5 of the Note Purchase Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof; provided that, any representation and warranty that, by its terms speaks as of another specified date shall be made as of such date.

SECTION 3. CONDITIONS TO EFFECTIVENESS OF THIS FIRST AMENDMENT.

3.1.	Upon satisfaction of each and every one of the following conditions, this First Amendment shall become effective as of October 1, 2003:

(a)	executed counterparts of this First Amendment, duly executed by the Company and the holders of more than 50% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

(b)	each Guarantor shall have duly executed the reaffirmation of Guaranty Agreement attached hereto;

(c)	the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof; and

(d)

the Company shall have paid the fees and expenses of Schiff Hardin & Waite, special counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment.

Upon receipt of all of the foregoing, this First Amendment shall become effective.

SECTION 4. MISCELLANEOUS.

4.1.     This First Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

4.2.     Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Purchase Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

4.3.     The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

4.4.     This First Amendment shall he governed by and construed in accordance with the laws of the State of Illinois.

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4.5.     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

RUBY TUESDAY, INC.
By /s/ Marguerite N. Duffy Its

Accepted and Agreed to:
THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
By /s/ Timothy S. Collins Name: Timothy S. Collins Title: Its Authorized Representative

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, for its Group Annuity Separate Account
By /s/ Timothy S. Collins Name: Timothy S. Collins Title: Its Authorized Representative

PHOENIX LIFE INSURANCE COMPANY
By /s/ John Rubén Flores Name: John Rubén Flores Title: Vice President

JEFFERSON-PILOT LIFE INSURANCE COMPANY
By Name: Title:

JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
By Name: Title:

WEST AMERICAN INSURANCE COMPANY
By Name: Title:

NATIONWIDE LIFE INSURANCE COMPANY
By /s/ Mark W. Poeppelman Name: MARK W. POEPPELMAN Title: AUTHORIZED SIGNATORY

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
By /s/ Mark W. Poeppelman Name: MARK W. POEPPELMAN Title: AUTHORIZED SIGNATORY

NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA
By /s/ Mark W. Poeppelman Name: MARK W. POEPPELMAN Title: AUTHORIZED SIGNATORY

NATIONWIDE LIFE AND ANNUITY COMPANY OF AMERICA
By /s/ Mark W. Poeppelman Name: MARK W. POEPPELMAN Title: AUTHORIZED SIGNATORY

NATIONWIDE MUTUAL FIRE INSURANCE COMPANY
By /s/ Mark W. Poeppelman Name: MARK W. POEPPELMAN Title: AUTHORIZED SIGNATORY

UNITED OF OMAHA LIFE INSURANCE COMPANY
By /s/ Edwin H. Garrison Jr. Name: EDWIN H. GARRISON JR Title: First Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY
By /s/ Edwin H. Garrison Jr. Name: EDWIN H. GARRISON JR Title: First Vice President

COMPANION LIFE INSURANCE COMPANY
By /s/ Edwin H. Garrison Jr. Name: EDWIN H. GARRISON‚ JR Title: Authorized Representative

MODERN WOODMEN OF AMERICA
By /s/ Nick S. Coin Name: Nick S. Coin Title:Treasurer & Investment Manager

SECURITY FINANCIAL LIFE INSURANCE CO.
By /s/ Kevin W. Hammond Name: Kevin W. Hammond Title: Vice President Chief Investment Officer

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By /s/ Deborah B. Wiacek Name: DEBORAH B. WIACEK Title: MANAGING DIRECTOR

REAFFIRMATION OF GUARANTY AGREEMENT

The undersigned Guarantors hereby acknowledge and agree to the foregoing First Amendment to Note Purchase Agreement and reaffirm the Guaranty Agreement dated as of April 1, 2003 given in favor of each Noteholder and their respective successors and assigns:

RTBD, INC.
By /s/ Victoria L. Garrett Name: Victoria L. Garrett Title: Vice President

RUBY TUESDAY, LLC
By /s/ Daniel T. Cronk Name: Daniel T. Cronk Title: Vice President